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                                                                  EXHIBIT 10(i)


                                AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT ("Amendment") made this 29th day of June 1999 by and between DAVID A. STONECIPHER, an individual resident of the State of North Carolina ("Stonecipher"), and JEFFERSON-PILOT CORPORATION, a North Carolina corporation (the "Company");

                                  WITNESSETH:

         WHEREAS, Stonecipher has requested that the Employment Agreement ("Agreement") dated as of September 15, 1997 between Stonecipher and the Company be amended to change the payment methods for certain retirement and death benefits provided for in the Agreement, and the parties intend that this Amendment shall implement such changes.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Section 5.2(a) of the Agreement is amended by adding after "to Stonecipher's estate" in the fourth sentence the following clause ", or as Stonecipher may otherwise designate in Section 5.2(b) or any subsequent election filed as provided above or in any subsequent written designation of beneficiary filed with the Company prior to his death,".

         2. Section 5.2(b) of the Agreement is amended to read as follows:


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         (b)      Effective as of the date of Amendment No. 1 hereto,
Stonecipher hereby elects to receive twenty-five percent (25%) of the present value of his single life annuity in a lump sum payment and fifty percent (50%) of the present value of his single life annuity in ten installments payable to him or, if he dies before payments have been made for ten years, with continued payments to his designated beneficiary or beneficiaries (which, until he designates a different beneficiary or beneficiaries, shall be Nancy Berend Stonecipher, his spouse) or the estate of such designated beneficiary or beneficiaries for the balance of such ten-year period, with the balance payable as an actuarially equivalent single life annuity with a ten-year period certain payable for his life and, if he dies before payments have been made for ten years, with continued payments to his designated beneficiary or beneficiaries (which, until he designates a different beneficiary or beneficiaries, shall be Nancy Berend Stonecipher, his spouse) or the estate of such designated beneficiary or beneficiaries for the balance of such ten-year period, subject to offset pursuant to Section 5.4 hereof. Such election is subject to change by Stonecipher as provided in Section 5.2(a).

         3.       Section 5.5 of the Agreement is amended to read as follows:

         5.5 Death Benefit. (a) In the event of Stonecipher's death prior to the commencement of the retirement benefit described in Section 5.1, the Company hereby agrees to pay a death benefit that is equal to the present value of the single life annuity benefit Stonecipher would have received under
Section 5.1 through 5.4 if he had retired on the date of his death, based on the assumption that Stonecipher had elected under Section 5.2 hereof to receive his entire retirement benefit in the form of a single life annuity. Such death benefit shall be paid in a lump sum to Stonecipher's estate; provided, however, that Stonecipher shall have the right to elect that all or part of the death benefit shall be paid to a designated beneficiary or beneficiaries, if living at the time of his death, other than his estate, and be paid (i) in a single lump sum payment, or (ii) in five to ten annual installments, or


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(iii) in an actuarially equivalent life annuity to the designated beneficiary or beneficiaries with a ten-year period certain benefit for each designated beneficiary, or (iv) in any combination thereof, as elected by Stonecipher as provided in Section 5.5(b) hereof or, if he desires to change such election, as hereafter elected by Stonecipher, provided he files the election in writing with the Company prior to his death. If Stonecipher chooses the installment payment option in the foregoing clause (ii), then, as of the date of his death, the Company shall credit the portion of the death benefit which he has elected to be paid in installments to a bookkeeping account maintained by the Company. The balance in such account shall be increased or reduced by the Company from time to time (but no less often than the date as of which each installment is to be paid) to reflect the changes that would have occurred in the balance in such account if the Company had invested such amount in the Standard and Poors 500 Index mutual fund managed by The Vanguard Group, assuming reinvestment of all distributions that would have been made by such fund. The first installment payment shall be made as of the first anniversary of his death and payments thereafter shall be made as of each such anniversary date thereafter until all installments have been paid, with installments being paid to the estate of any such designated beneficiary if such beneficiary dies before all installments are paid. The amount of each installment payment shall be equal to the then balance in such account, multiplied by a fraction, the numerator of which is one (1), and the denominator of which is one plus the number of subsequent installment payments to be made. For purposes of this Section 5.5, and notwithstanding the definition of this phrase in Section 5.2(a), the term "life annuity with a ten-year period certain" shall mean an annuity payable for the life of a designated beneficiary, and if the designated beneficiary dies before payments have been made for ten years, with continued payments to the estate of such designated beneficiary for the balance of such ten-year period.

         (b) Effective as of the date of this Amendment, Stonecipher hereby elects that the death


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benefit shall be paid to his spouse, Nancy Berend Stonecipher, as his designated beneficiary if living at the time of his death, in the following form: twenty-five percent (25%) of the death benefit in a lump sum payment to such spouse, fifty percent (50%) of the death benefit in ten installments to such spouse or her estate, with the balance payable to her or her estate as a single life annuity with a ten-year period certain. Such election is subject to change by Stonecipher as provided in Section 5.5(a).

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.



                          JEFFERSON-PILOT CORPORATION



         (SEAL)           By :   /s/ John D. Hopkins
                              -------------------------------------------------
                          Name:  John D. Hopkins
                          Title: Executive Vice President & General Counsel


                          By:    /s/ E. S. Melvin
                             --------------------------------------------------
                          Name:  E. S. Melvin
                          Title: Chairman, Compensation Committee


                                 /s/ David A. Stonecipher                (SEAL)
                          -----------------------------------------------
                          DAVID A. STONECIPHER